EXHIBIT 99.1

Stipulation and Agreement of Settlement, dated September 2, 2022

KAPLAN FOX & KILSHEIMER LLP

Laurence D. King (SBN 206423)
Kathleen A. Herkenhoff (SBN 168562)

Blair E. Reed (SBN 316791)
1999 Harrison Street, Suite 1560

Oakland, CA 94612

Telephone: (415) 772-4700
Facsimile: (415) 772-4707

lking@kaplanfox.com
kherkenhoff@kaplanfox.com

breed@kaplanfox.com

KAPLAN FOX & KILSHEIMER LLP

Robert N. Kaplan (admitted pro hac vice)

Jeffrey P. Campisi (admitted pro hac vice)

Jason A. Uris (admitted pro hac vice)

850 Third Avenue, 14th Floor

New York, NY 10022

Telephone: (212) 687-1980

Facsimile: (212) 687-7714

rkaplan@kaplanfox.com

jcampisi@kaplanfox.com

juris@kaplanfox.com

Class Counsel for Lead Plaintiffs and Class Representatives Julia Junge and Richard Junge and the Class

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA
SAN FRANCISCO DIVISION

Case No. 3:20-cv -00547-WHA (DMR)
Stipulation and Agreement of Settlement

JULIA JUNGE and RICHARD JUNGE, on behalf of themselves and a class of similarly situated investors, Plaintiffs, v. GERON CORPORATION and JOHN A. SCARLETT, Defendants.

Case No. 3:20-cv-00547-WHA (DMR)

Class Action

(Consolidated with Case No. 3:20-cv-01163-WHA)

(Related to Case No. 3:20-cv-02823-WHA; 3:22-mc-80051-WHA)

STIPULATION AND AGREEMENT OF SETTLEMENT

Dept: Courtroom 12, 19th Floor

Judge: Hon. William H. Alsup

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No. of Mo., Mo. & MPA iso Mo. to Consolidate.; Appt. Lead Pltf & Approve Lead Counsel

This Stipulation and Agreement of Settlement, dated as of September 2, 2022 (the “Stipulation”), is entered into between (a) Julia Junge and Richard Junge (“Lead Plaintiffs” or “Class Representatives”), on behalf of themselves and the plaintiff class certified by the Court (the “Class,” as defined in ¶1(h) below); and (b) defendants Geron Corporation (“Geron”) and Dr. John A. Scarlett (“Dr. Scarlett,” and together with Geron, “Defendants”), and embodies the terms and conditions of the settlement of the above-captioned action (the “Action”). Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally and forever compromise, settle, release, resolve, and dismiss with prejudice the Action and all Released Plaintiffs’ Claims (as defined below in ¶1(qq) against Defendants’ Released Parties (as defined below in ¶1(r).

WHEREAS:

A.
Beginning on January 23, 2020, two related securities class actions brought on behalf of investors in Geron common stock were filed in the United States District Court for the Northern District of California (the “Court”). See ECF Nos. 1, 14 & 17.
B.
On May 14, 2020, the Court entered an Order appointing Julia Junge and Richard Junge as Lead Plaintiffs pursuant to the Private Securities Litigation Reform Act of 1995, consolidating all related actions, and inviting applications for Lead Counsel. ECF No. 85.
C.
On July 27, 2020, the Court entered an Order approving Lead Plaintiffs’ selection of Kaplan Fox & Kilsheimer LLP (“Kaplan Fox”) as Lead Counsel. ECF No. 89.
D.
On August 20, 2020, Lead Plaintiffs filed a Consolidated Class Action Complaint For Violations of the Federal Securities Laws (“Consolidated Complaint”) against Geron and Dr. Scarlett. ECF No. 92.
E.
On October 1, 2020, Defendants filed a motion to dismiss the Consolidated Complaint. ECF No. 97.
F.
On October 12, 2020, the Court entered a Stipulation and Order that permitted the Lead Plaintiffs to submit a further amended complaint pursuant to Rule 15 of the Federal Rules of

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Civil Procedure and set a briefing schedule for any motion(s) to dismiss in response thereto. ECF No. 102.
G.
On October 22, 2020, Lead Plaintiffs filed the operative complaint in the Action, the Amended Consolidated Class Action Complaint for Violations of the Federal Securities Laws (the “Amended Complaint”) against Geron and Dr. Scarlett. ECF No. 103. The Amended Complaint asserts claims against Geron and Dr. Scarlett under Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder, and against Dr. Scarlett under Section 20(a) of the Exchange Act. Among other things, the Amended Complaint alleges that, during the period from March 19, 2018, to September 26, 2018, inclusive (the “Class Period”), Defendants made materially false and misleading statements concerning the Company’s single drug in development, imetelstat, and the results of a Phase 2 clinical trial known as the IMbark study, and that Geron and certain Company insiders sold Geron common stock at inflated prices while in possession of material, non-public information concerning the results from the IMbark study. The Amended Complaint further alleges that Defendants’ misstatements caused the price of Geron common stock to be inflated during the Class Period and to decline when the alleged truth emerged though a corrective disclosure on September 27, 2018, resulting in financial losses to those who purchased Geron common stock at the allegedly inflated price.
H.
On November 23, 2020, Defendants filed a motion to dismiss the Amended Complaint. ECF No. 105.
I.
On December 10, 2020, Lead Plaintiffs filed their opposition to Defendants’ motion to dismiss the Amended Complaint. ECF No. 110.
J.
On December 17, 2020, Defendants filed their reply in support of the motion to dismiss the Amended Complaint. ECF No. 117.
K.
On February 8, 2021, the Court heard oral argument on Defendants’ motion to dismiss the Amended Complaint. ECF No. 120.

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L.
On April 12, 2021, the Court granted in part, and denied in part, Defendants’ motion to dismiss (the “April 12 Order”), sustaining certain claims against Defendants under Section 10(b) of the Exchange Act and the Section 20(a) control person claim under the Exchange Act against Dr. Scarlett. ECF No. 124.
M.
On April 29, 2021, Lead Plaintiffs notified the Court that they elected to stand on the Amended Complaint and not file a further amendment in response to the April 12 Order. ECF No. 125.
N.
On May 13, 2021, Defendants filed their Answer to the Amended Complaint. ECF No. 128.
O.
On May 18, 2021, the Parties conducted their Fed. R. Civ. P. Rule 26 conference, after which discovery commenced in the Action. Lead Plaintiffs produced over 2,000 pages of documents to Defendants, and Defendants and third parties produced more than 426,000 pages of documents (not including pages produced in native format, e.g., PowerPoint and Microsoft Excel files) to Lead Plaintiffs. Lead Plaintiffs deposed 11 fact or expert witnesses and Defendants deposed both of the Lead Plaintiffs and Lead Plaintiffs’ class certification expert.
P.
On August 26, 2021, the Court held an Initial Case Management Conference. ECF No. 140.
Q.
On August 27, 2021, the Court entered a Case Management Order (the “Initial Scheduling Order”), which set the initial trial schedule for the Action. ECF No. 139.
R.
On September 30, 2021, Lead Plaintiffs filed a motion for class certification. ECF No. 141. Between then and November 4, 2021, the parties produced documents, deposed each other’s experts on class certification issues, Defendants deposed the Lead Plaintiffs, Defendants filed their opposition brief, and Lead Plaintiffs filed their reply brief.
S.
Following full briefing on the class certification motion, on April 2, 2022, the Court issued an Order certifying the Class (as defined in ¶1(h) below), appointing Lead Plaintiffs Julia

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Junge and Richard Junge as Class Representatives for the certified Class, and appointing Lead Counsel Kaplan Fox as Class Counsel for the certified Class. ECF No. 206.
T.
On May 3, 2022, the Court approved, with additional provisions, the Parties’ stipulation and proposed order regarding dissemination of notice to potential Class Members (defined below as the “Original Class Notice”) to notify them of, among other things: (i) the Action pending against Defendants; (ii) the Court’s certification of the Action to proceed as a class action on behalf of the Class; and (iii) their right to request to be excluded from the Class, the effect of remaining in the Class or requesting exclusion, and the requirements for requesting exclusion (the “Notice Order”). ECF No. 221; see also ECF No. 216.
U.
Pursuant to the Notice Order, the Original Class Notice provided Class Members with the opportunity to request exclusion from the Class, explained that right, and set forth the deadline and procedures for doing so. The Original Class Notice stated that it would be within the Court’s discretion whether to permit Class Members a second opportunity to request exclusion from the Class if the Action were resolved by a settlement. The Original Class Notice also informed Class Members that if they chose to remain a member of the Class, they would “be bound by any judgment or settlement, whether favorable or unfavorable, in this Action.”
V.
The deadline for requesting exclusion from the Class pursuant to the Original Class Notice was July 22, 2022. The administrator appointed to complete the Original Class Notice, Epiq Class Action and Claims Solutions, Inc. (“Epiq”), provided an affidavit indicating that a total of 78 individuals had requested exclusion from the Class (ECF No. 244-1 at 6), and subsequently notified the Parties that three additional persons had submitted late requests for exclusion from the Class. A list of the persons and entities who have requested exclusion from the Class pursuant to the Original Class Notice is attached hereto as Appendix 1.
W.
On April 28, 2022, the Court entered the Joint Stipulation and Order Requesting Referral to Magistrate Judge for Settlement Conference. ECF No. 218.

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X.
On April 29, 2022, the Court referred the Parties to Magistrate Judge Donna M. Ryu (“Judge Ryu”) for purposes of overseeing mediation/settlement discussions between the Parties.
Y.
On May 2, 2022, Judge Ryu issued a notice convening a pre-settlement conference call on May 4, 2022, to discuss timing and preparation for a settlement conference. ECF No. 219. On May 2, 2022, Judge Ryu also issued a Notice of Settlement and Settlement Conference Order, setting a Zoom settlement conference for May 31, 2022. ECF No. 220.
Z.
On May 31, 2022, the Parties held a settlement conference session, via Zoom, which was also attended by Geron’s insurance carriers, but did not reach an agreement to settle the Action.
AA.
Following the May 31, 2022, settlement conference with Judge Ryu, the Parties continued their discussions for several weeks but were unable to reach an agreement to settle the Action. During this period, the Parties continued to prepare to submit opening expert reports. Lead Plaintiffs also continued to pursue discovery from non-party Janssen Biotech, Inc. (“Janssen”), as documented during a July 14, 2022, Status Conference with the Court.
BB.
On July 20, 2022, the Parties participated in a call with Judge Ryu concerning the status of potential settlement discussions, and also had scheduled a second settlement conference, via Zoom, with Judge Ryu on August 12, 2022. ECF Nos. 233 & 236.
CC.
During the August 12, 2022 settlement conference supervised by Judge Ryu, which was, again, also attended by Geron’s insurance carriers, the Parties reached an agreement in principle to settle the Action that was subsequently memorialized in a term sheet (the “Term Sheet”) executed on August 19, 2022. The Term Sheet sets forth, among other things, the Parties’ agreement to settle and release all claims against Defendants’ Released Parties in return for a payment of $24 million, to be paid by Defendants and/or their insurers, consisting of $17,000,000 in cash for the benefit of the Class, plus $7,000,000 in Settlement Stock (as defined below in ¶1(zz)) and/or cash at Geron’s option, subject to certain terms and conditions and the execution of a customary “long form” stipulation and agreement of settlement and related papers.

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DD.
This Stipulation (together with the exhibits hereto) reflects the final and binding agreement between the Parties and supersedes the Term Sheet.
EE.
Based upon their investigation, prosecution, and mediation of the Action, Lead Plaintiffs and Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Lead Plaintiffs and the other members of the Class, and in their best interests. Based on Lead Plaintiffs’ direct oversight of the prosecution of this Action and with the advice of Class Counsel, Lead Plaintiffs have agreed to settle and release the Released Plaintiffs’ Claims pursuant to the terms and provisions of this Stipulation, after considering, among other things: (a) the substantial financial benefit that Lead Plaintiffs and the other members of the Class will receive under the proposed Settlement; and (b) the significant risks and costs of continued litigation and trial.
FF.
This Stipulation constitutes a compromise of all matters that are in dispute between the Parties. Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden, and expense of further protracted litigation. Defendants deny any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of Defendants with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Lead Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever. Defendants have asserted and continue to assert that their conduct was at all times proper and in compliance with all applicable provisions of law, and they believe that the evidence developed to date supports their position that they acted properly at all times and that the Action is without merit. Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of Lead Plaintiffs of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of the Defendants’ defenses to liability had any merit.

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NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Lead Plaintiffs (individually and on behalf of all other members of the Class) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Defendants’ Released Parties and all Released Defendants’ Claims as against the Plaintiffs’ Released Parties shall be settled and released, upon and subject to the terms and conditions set forth below.

DEFINITIONS

1.
As used in this Stipulation and any exhibits attached hereto and made a part hereof, The following capitalized terms shall have the following meanings:
(a)
“Action” means the consolidated securities class action entitled Julia Junge and Richard Junge v. Geron Corp. and John A. Scarlett, Case No. 20-cv-00547-WHA (N.D. Cal.).
(b)
“Amended Complaint” or “Complaint” means the Amended Consolidated Class Action Complaint for Violations of the Federal Securities Laws filed by Lead Plaintiffs in the Action on October 22, 2020. ECF No. 103.
(c)
“Authorized Claimant” means a Class Member who submits a Claim to the Claims Administrator that is approved by the Court for payment from the Net Settlement Fund.
(d)
“Claim” means a paper claim submitted on a Proof of Claim Form or an electronic claim that is submitted to the Claims Administrator.
(e)
“Claim Form” or “Proof of Claim Form” means the form, substantially in the form attached hereto as Exhibit A-2, that a Claimant must complete and submit should that Claimant seek to share in a distribution of the Net Settlement Fund.
(f)
“Claimant” means a person or entity who or which submits a Claim to the Claims Administrator seeking to be eligible to share in the proceeds of the Net Settlement Fund.

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(g)
“Claims Administrator” means the administrator, Epiq Class Action & Claims Solutions, Inc. (“Epiq”), retained by Lead Counsel on behalf of the Class and to be approved by the Court, to provide all notices approved by the Court to potential Class Members and to administer the Settlement.
(h)
“Class” means the class certified in the Court’s Order on Motion for Class Certification dated April 2, 2022. ECF No. 206. Specifically, the Class includes all persons who purchased Geron common stock during the period from March 19, 2018, to September 26, 2018, inclusive, and who were damaged thereby. Excluded from the Class by definition are the Defendants, directors and officers of Geron, and their Families and affiliates. Also excluded from the Class are: (i) the persons and entities who excluded themselves by submitting a request for exclusion from the Class by July 22, 2022, or whose late notice to be excluded from the Class has been accepted by the Court, in connection with the Original Class Notice (as set forth on Appendix 1 hereto); and (ii) any persons or entities who exclude themselves by submitting a request for exclusion in connection with the Settlement Notice.
(i)
“Class Counsel” means Kaplan Fox & Kilsheimer, LLP.
(j)
“Class Distribution Order” means an order entered by the Court authorizing and directing that the Net Settlement Fund be distributed, in whole or in part, to Authorized Claimants.
(k)
“Class Member” means each person and entity who or which is a member of the Class as defined in Paragraph 1(h).
(l)
“Class Notice” means the Original Class Notice.
(m)
“Class Period” means the period from March 19, 2018, to September 26, 2018, inclusive.
(n)
“Class Representatives” means Julia Junge and Richard Junge.
(o)
“Court” means the United States District Court for the Northern District of California.

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(p)
“Defendants” means Geron and Dr. John A. Scarlett.
(q)
“Defendants’ Counsel” means Cooley LLP.
(r)
“Defendants’ Released Parties” means Defendants and their Related Parties.
(s)
“Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in ¶33 of this Stipulation have been met and have occurred or have been waived.
(t)
“Escrow Account” means an account maintained at Truist Bank, wherein the Settlement Amount shall be deposited and held in escrow under the control of Lead Counsel.
(u)
“Escrow Agent” means Truist Bank, a North Carolina banking corporation.
(v)
“Escrow Agreement” means the agreement between Lead Counsel and the Escrow Agent setting forth the terms under which the Escrow Agent shall maintain the Escrow Account.
(w)
“Family” or “Families” mean spouses, children, parents, siblings, brothers-in-law, and sisters-in-law. As used in this definition, “spouses” shall mean a husband, a wife, or a partner in a state recognized domestic relationship or civil union.
(x)
“Final,” with respect to the Judgment means when the last of the following shall occur: (i) the expiration of the time to file a motion to alter or amend the Judgment under Rule 59(e) of the Federal Rules of Civil Procedure without any such motion having been filed; (ii) if no appeal is filed, the expiration date of the time provided for filing or noticing any appeal under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the Judgment; or (iii) if a motion to alter or amend the Judgment is filed or if there is an appeal from the Judgment, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the Judgment is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However,

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any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to (i) attorneys’ fees, costs, or expenses, or (ii) the plan of allocation of Settlement proceeds (as submitted or subsequently modified), shall not in any way delay or preclude the Judgment from becoming Final.
(y)
“Geron” or the “Company” means Geron Corporation and its successors and assigns.
(z)
“Geron Common Stock” shall mean Geron common stock that is publicly traded on a national securities exchange.
(aa)
“Judgment” means the final judgment, substantially in the form attached hereto as Exhibit B, to be entered by the Court approving the Settlement.
(bb)
“Lead Counsel” means the law firm of Kaplan Fox & Kilsheimer LLP.
(cc)
“Lead Plaintiffs” means Julia Junge and Richard Junge.
(dd)
“Litigation Expenses” means costs and expenses incurred in connection with commencing, prosecuting, and settling the Action (which may include the costs and expenses of Lead Plaintiffs directly related to its representation of the Class), for which Lead Counsel intends to apply to the Court for payment or reimbursement from the Settlement Fund.
(ee)
“Net Settlement Fund” means the Settlement Fund less: (i) any Taxes; (ii) any Notice and Administration Costs; (iii) any Litigation Expenses awarded by the Court; (iv) any attorneys’ fees awarded by the Court; and (v) any other costs or fees approved by the Court.
(ff)
“Notice and Administration Costs” means the reasonable costs, fees, and expenses that are incurred by the Claims Administrator and/or Lead Counsel in connection with: (i) providing notices to the Class (including, but not limited to, the costs associated with the Original Class Notice and the Settlement Notice); and (ii) administering the Settlement, including but not limited to the Claims process, as well as the costs, fees, and expenses incurred in connection with the Escrow Account and subsequent sale(s) of the Settlement Stock by the

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Escrow Agent after issuance and transfer of the Settlement Stock by Geron to the Escrow Account.
(gg)
“Original Class Notice” or “Class Notice” means the Notice of Pendency of Class Action dated May 23, 2022, which was disseminated to Class Members in accordance with the Court’s Order dated May 3, 2022 (ECF No. 221).
(hh)
“Parties” means Defendants and Lead Plaintiffs and Class Representatives, on behalf of themselves and the Class.
(ii)
“Plaintiffs’ Released Parties” means Lead Plaintiffs and Class Representatives, Lead Counsel and Class Counsel, and the members of the Class.
(jj)
“Plan of Allocation” means the proposed plan of allocation of the Net Settlement Fund set forth in the Notice.
(kk)
“Pricing Period” means the 10 trading days immediately preceding the day before the Settlement Stock is transferred into the Settlement Fund.
(ll)
“Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court preliminarily approving the Settlement and directing that the Settlement Notice may be provided to the Class.
(mm)
“PSLRA” means the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended.
(nn)
“Related Parties” means Geron’s current or former directors and officers and their Families and affiliates.
(oo)
“Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims.
(pp)
“Released Defendants’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims asserted in the Action against Defendants. Released

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Defendants’ Claims do not include any of the following claims: (i) claims relating to the enforcement of the Settlement; (ii) claims against the persons or entities who submitted a request for exclusion from the Class by July 22, 2022, or whose late notice to be excluded from the Class has been accepted by the Court, in connection with the Original Class Notice (as set forth in Appendix 1 hereto); or (iii) claims against any persons or entities who submit a request for exclusion from the Class in connection with the Settlement Notice (“Excluded Defendants’ Claims”).
(qq)
“Released Plaintiffs’ Claims” means all claims, including Unknown Claims, that were actually asserted against Defendants in the Amended Complaint, or that arise out of, are based upon, or relate to the allegations, transactions, acts, facts, events, matters, occurrences, representations, or omissions asserted in the Amended Complaint and concern claims or causes action relating to the allegations, transactions, acts, facts, events, matters, occurrences, representations, or omissions alleged in the Amended Complaint that could have been asserted, but were not actually asserted against Defendants in the Amended Complaint. Released Plaintiffs’ Claims do not include any of the following claims: (i) claims relating to the enforcement of the Settlement; (ii) claims asserted in any pending derivative action, including, without limitation, claims asserted in In re Geron Corporation Stockholder Derivative Action, Master File No. 3:20-cv-02823-WHA (N.D. Cal.); In re Geron Corporation Stockholder Derivative Litigation, Case No. 1:20-cv-1207 (D. Del.); In re Geron Corporation Stockholder Derivative Litigation, Consolidated C.A. No. 2020-0684-SG (Del. Ch.); Penney v. Scarlett, Case No. 21CIV03165 (San Mateo Cty. Sup. Ct.) and any related or consolidated cases; (iii) claims of the persons or entities who submitted a request for exclusion from the Class by July 22, 2022, or whose late notice to be excluded from the Class has been accepted by the Court, in connection with the Original Class Notice (as set forth in Appendix 1 hereto); and (iii) claims of any persons or entities who submit a request for exclusion from the Class in connection with the Settlement Notice (“Excluded Plaintiffs’ Claims”).

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(rr)
“Releasee(s)” means each and any of the Defendants’ Released Parties and each and any of the Plaintiffs’ Released Parties.
(ss)
“Releases” means the releases set forth in ¶¶4-5 of this Stipulation.
(tt)
“Settlement” means the settlement between Lead Plaintiffs and Defendants on the terms and conditions set forth in this Stipulation.
(uu)
“Dr. Scarlett” means Defendant John A. Scarlett.
(vv)
“Settlement Amount” or “Settlement Payment” means $24 million, which shall be comprised of $17 million in cash, plus $7 million in Settlement Stock (as defined below) and/or cash at Geron’s option.
(ww)
“Settlement Fund” means the Settlement Amount plus any and all interest earned thereon.
(xx)
“Settlement Fairness Hearing” means the hearing set by the Court under Rule 23(e)(2) of the Federal Rules of Civil Procedure to consider final approval of the Settlement.
(yy)
“Settlement Notice” means the Notice of (i) Proposed Settlement and Plan of Allocation; (ii) Settlement Fairness Hearing; and (iii) Motion for an Award of Attorneys’ Fees and Litigation Expenses, substantially in the form attached hereto as Exhibit A-1 which is to be mailed to Class Members.
(zz)
“Settlement Stock” shall mean $7 million of Geron Common Stock, subject to Geron’s option to pay the aggregate value of $7 million or a portion thereof, in cash, as described in Paragraph 9.
(aaa)
“Summary Settlement Notice” means the Summary Notice of (I) Proposed Settlement and Plan of Allocation; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Litigation Expenses, substantially in the form attached hereto as Exhibit A-3 to be published as set forth in the Preliminary Approval Order.
(bbb)
“Taxes” means: (i) all federal, state and/or local taxes of any kind (including any interest or penalties thereon) on any income earned by the Settlement Fund; and (ii) the

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expenses and costs incurred by Lead Counsel in connection with determining the amount of, and paying, any taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).
(ccc)
“Unknown Claims” means any Released Plaintiffs’ Claims which Lead Plaintiffs or any other Class Member does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement, including, but not limited to, whether or not to object to the Settlement or the Released Claims. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Lead Plaintiffs and Defendants shall expressly waive, and each of the Class Members and Defendants’ Related Parties shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

For the avoidance of doubt, Unknown Claims are limited to those that (a) Lead Plaintiffs or any other Class Member or Defendants (i) asserted in the Amended Complaint or Action or (ii) arise out of or relate to the allegations, transactions, facts, events, matters, occurrences, representations, or omissions asserted in the Amended Complaint or Action and concern claims or causes of action of or by Lead Plaintiffs or any other Class Member who purchased or otherwise acquired Geron common stock during the Class Period and were allegedly damaged thereby. Lead Plaintiffs and any other Class Member, and Defendants may hereafter discover

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facts in addition to or different from those that he, she, it or their counsel now knows or believes to be true with respect to the subject matter of Released Plaintiffs’ Claims and Released Defendants’ Claims, but they stipulate and agree that, upon the Effective Date of the Settlement, they shall expressly waive and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Unknown Claims. The Parties acknowledge, and each of the Class Members and Defendants’ Related Parties shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

PRELIMINARY APPROVAL OF SETLEMENT

2.
On September 6, 2022, or as soon thereafter as is practicable, Lead Plaintiffs will move for preliminary approval of the Settlement. Concurrently with the motion for preliminary approval, Lead Plaintiffs shall apply to the Court for, and Defendants shall agree to, entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A.

RELEASE OF CLAIMS

3.
The obligations incurred pursuant to this Stipulation are in consideration of: (a) the full and final disposition of the Action as against Defendants; and (b) the Releases provided for herein.
4.
Pursuant to the Judgment without further action by anyone, upon the Effective Date of the Settlement, Lead Plaintiffs and each of the other Class Members, on behalf of themselves, shall be deemed to have, and by operation of law and of the judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged any and all of the Released Plaintiffs’ Claim against Defendants and Defendants’ Released Parties, whether or not such Class Member executes and delivers a Claim or objects to the settlement, and shall forever be barred and enjoined from prosecuting, commencing, instituting, or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, asserting any or all of the Released Plaintiffs’ Claims against

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any of the Defendants’ Released Parties. This Release shall not apply to any of the Excluded Plaintiffs’ Claims.
5.
Pursuant to the Judgment without further action by anyone, upon the Effective Date of the Settlement, Defendants, on behalf of themselves, and their Related Parties, shall be deemed to have, and by operation of law and of the judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged any and all Released Defendants’ Claims against Lead Plaintiffs and Plaintiffs’ Released Parties, and shall forever be barred and enjoined from prosecuting, commencing, instituting, or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, asserting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Released Parties. This Release shall not apply to any of the Excluded Defendants’ Claims.
6.
Notwithstanding ¶¶3-5 above, nothing in the Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment.

THE SETTLEMENT CONSIDERATION

7.
Total Settlement Consideration.

In consideration of the settlement of the Released Plaintiffs’ Claims against Defendants and Defendants’ Released Parties specified in ¶¶4-5 above, Defendants and/or their insurance carriers shall provide or cause to be provided to the Class the total Settlement Amount of consideration of Twenty-Four Million Dollars ($24,000,000.00) in value comprising Seventeen Million Dollars ($17,000,000.00) in cash, and Seven Million Dollars ($7,000,000.00) in Settlement Stock and/or cash at Geron’s option in the form and manner described below:

8.
Deposit of $17 Million Cash Portion of the Settlement Amount.

Geron, on behalf of Defendants, shall pay and/or cause its insurance carriers to pay, the $17 million cash component of the Settlement Amount into the Escrow Account no later than twenty (20) business days after both of the following occur: (a) the Court enters an order

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preliminarily approving the Settlement in substantially the form attached hereto as Exhibit A; and (b) Lead Counsel provides to Defendants’ Counsel all required banking and wire transfer information necessary to effectuate a transfer of funds to the Escrow Account, and a current W-9.

9.
Settlement Stock:

Within 3 business days of the Court entering the Judgment, Geron shall transfer the Settlement Stock and/or cash in lieu of the Settlement Stock into the Settlement Fund. At all times prior to transfer of the Settlement Stock into the Settlement Fund, Geron shall have the option in its full and complete discretion to pay the aggregate value of the Settlement Stock, or a portion thereof, in cash. The number of shares of Geron Common Stock that will constitute the Settlement Stock shall be determined and transferred as follows:

(a) The number of shares that will make up the Settlement Stock will be based on the volume-weighted average closing price of Geron Common Stock on the Nasdaq (“VWAP”) for the 10 trading days immediately preceding the day before the Settlement Stock is transferred into the Settlement Fund (the “Pricing Period”), with the resulting VWAP appropriately adjusted for any stock splits, stock dividends or distributions, recapitalizations, and similar events with respect to Geron Common Stock that may occur during the Pricing Period so the value of any Geron Common Stock transferred to the Settlement Fund is equal to $7 million;

(b) The Settlement Stock shall be sold as soon as reasonably practicable following its deposit in the Settlement Fund with the cash proceeds thereof being distributed to Class Members or used to pay any Court awarded attorneys’ fee and/or Litigation Expenses;

(c) Any sales of the Settlement Stock shall be limited to 10% of Geron’s daily trading volume, which volume shall be determined by the average trading volume over the previous 10 trading days, and any costs and expenses in connection with sale by the Escrow Agent shall be charged to the Settlement Fund;

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(d) The Settlement Stock shall be duly and validly issued, uncertificated, fully paid, non-assessable and free from all liens and encumbrances, and the Parties stipulate the Settlement Stock has been issued under an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933;

(e) Geron shall issue the Settlement Stock without any restrictive legend, and the Settlement Stock shall be freely and publicly tradeable without the need to obtain any opinions of counsel or permission of Geron that the stock is unrestricted.

(f) all costs and expenses in connection with the issuance and transfer of the stock to the Escrow Agent are borne by Geron.

USE OF SETTLEMENT FUND

10.
The Settlement Fund shall be used to pay: (a) any Taxes; (b) any Notice and Administration Costs; (c) any Litigation Expenses awarded by the Court; (d) any attorneys’ fees awarded by the Court; and (e) any other costs and fees approved by the Court. The balance remaining in the Settlement Fund, that is, the Net Settlement Fund, shall be distributed to Authorized Claimants as provided in ¶¶19-31 below. The Escrow Agent shall not disburse the Settlement Fund except as provided in this Stipulation or by an order of the Court.
11.
Except as provided herein or pursuant to orders of the Court, the Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in the Escrow Account exclusively in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances up to the amount that is insured by the FDIC may be deposited in any account that is fully insured by the FDIC. In the event that the yield on United

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States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or invested in instruments backed by the full faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or invested in instruments backed by the full faith and credit of the United States. Defendants’ Released Parties shall have no responsibility for, interest in or liability whatsoever with respect to investment decisions or the action of the Escrow Agent, or any transaction executed by the Escrow Agent.
12.
The Parties agree that the Settlement Fund is intended to be a “qualified settlement fund” within the meaning of Treas. Reg. §1.468B-1. The Parties and their counsel agree that the Settlement Fund should be treated as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. §1.468B-1. In addition, the Claims Administrator shall timely make such elections as necessary or advisable to carry out the provisions of this paragraph, including the “relation-back election” (as defined in Treas. Reg. §1.468B-1(j)(2)) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such Treasury regulations promulgated under §1.468B of the Internal Revenue Code of 1986, as amended (the “Code”). It shall be the responsibility of the Claims Administrator to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur. For the purpose of §1.468B of the Code and the Treasury regulations promulgated thereunder, the Claims Administrator shall be designated as the “administrator” of the Settlement Fund. The Claims Administrator shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. § 1.468B-2(k)). Such returns (as well as the election described above) shall be consistent with this paragraph and in all events shall reflect that all Taxes as defined in this

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paragraph (including any estimated Taxes, interest, or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund.
13.
All Taxes shall be paid out of the Settlement Fund, and shall be timely paid, or caused to be paid, by the Claims Administrator subject to the request of Lead Counsel and without further order of the Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. Defendants’ Released Parties shall have no responsibility or liability for the acts or omissions of Lead Counsel or its agents with respect to the payment of Taxes, as described herein.
14.
The Settlement is not a claims-made settlement. Upon the occurrence of the Effective Date, no Defendant, Defendants’ Released Party, or any other person or entity who or which paid any portion of the Settlement Amount shall have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever, including without limitation, the number of Claims submitted, the collective amount of Recognized Claims of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund.
15.
Notwithstanding the fact that the Effective Date of the Settlement has not yet occurred, Lead Counsel may pay up to $250,000 from the Settlement Fund, without further approval from Defendants or their insurance carriers or further order of the Court, for all reasonable Notice and Administration Costs actually incurred and paid or payable. Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Original Class Notice and Settlement Notice, publishing the Summary Settlement Notice, reimbursements to nominee owners for forwarding the Original Class Notice or Settlement Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and administering the Settlement

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(including processing the submitted Claims), and the fees, if any, of the Escrow Agent. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice and Administration Costs paid or incurred, including any related fees, shall not be returned or repaid to Defendants, any of the Defendants’ Released Parties, or any other person or entity who or which paid any portion of the Settlement Amount.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

16.
Lead Counsel will apply to the Court for an award of attorneys’ fees to be paid solely from (and out of) the Settlement Fund. Lead Counsel also will apply to the Court for payment or reimbursement of Litigation Expenses, which may include a request for reimbursement of Lead Plaintiffs’ costs and expenses (including lost wages) directly related to their representation of the Class, to be paid solely from (and out of) the Settlement Fund. Lead Counsel’s application for an award of attorneys’ fees and/or Litigation Expenses is not the subject of any agreement between Defendants and Lead Plaintiffs other than what is set forth in this Stipulation.
17.
Any attorneys’ fees and Litigation Expenses that are awarded by the Court shall be paid to Lead Counsel upon entry of an order by the Court awarding such fees and expenses or at such further time and sequence as is ordered by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Lead Counsel’s obligation to make appropriate refunds or repayments to the Settlement Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund, if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the award of attorneys’ fees and/or Litigation Expenses is reduced or reversed and such order reducing or reversing the award has become Final. Lead Counsel shall make the appropriate refund or repayment in full (less any Notice and Administration Costs incurred, payable and/or paid and less any Taxes paid, due, or owing) no later than thirty (30) calendar days after: (a)

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receiving from Defendants’ Counsel notice of the termination of the Settlement, subject to the limitations on termination set forth herein; or (b) any order reducing or reversing the award of attorneys’ fees and/or Litigation Expenses has become Final. An award of attorneys’ fees and/or Litigation Expenses is not a necessary term of this Stipulation and is not a condition of the Settlement embodied herein. Neither Lead Plaintiffs nor Lead Counsel may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or Litigation Expenses.
18.
Defendants’ Released Parties shall have no responsibility for or liability whatsoever with respect to the award of attorneys’ fees and/or Litigation Expenses. The attorneys’ fees and Litigation Expenses that are awarded to Lead Counsel shall be payable solely from the Settlement Fund.

NOTICE AND SETTLEMENT ADMINISTRATION

19.
As part of the Preliminary Approval Order, Lead Counsel shall seek appointment of the Claims Administrator. The Claims Administrator shall administer the Settlement, including but not limited to the process of receiving, reviewing, and approving or denying Claims, under Lead Counsel’s supervision and subject to the jurisdiction of the Court. Neither Defendants nor Defendants’ Released Parties shall have any involvement in or any responsibility, authority, or liability whatsoever for the selection of the Claims Administrator, the Plan of Allocation, the administration of the Settlement, the Claims process, or disbursement of the Net Settlement Fund, and shall have no liability whatsoever to any person or entity, including, but not limited to, Lead Plaintiffs, any other Class Members, or Lead Counsel in connection with the foregoing. Defendants’ Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms.
20.
In accordance with the terms of the Preliminary Approval Order entered by the Court, Lead Counsel shall cause the Claims Administrator to mail the Settlement Notice and Proof of Claim Form to all persons or entities who were previously mailed copies of the Original

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Class Notice and any other potential Class Members who may be identified through reasonable effort. Lead Counsel shall also cause the Claims Administrator to have the Summary Settlement Notice published in accordance with the terms of the Preliminary Approval Order entered by the Court.
21.
No later than ten (10) calendar days following the filing of this Stipulation with the Court, Geron shall, on behalf of Defendants, serve the notice required under the Class Action Fairness Act, 28 U.S.C. § 1715 et seq. (“CAFA”). Defendants are solely responsible for the costs of the CAFA notice and administering the CAFA notice. At least seven (7) calendar days before the Settlement Fairness Hearing, on behalf of Defendants, Geron shall cause to be served on Lead Counsel and filed with the Court proof, by affidavit or declaration, regarding compliance with CAFA § 1715(b). The Parties agree that any delay by Geron in causing the timely service of the CAFA notice will not provide grounds for delay of the Settlement Fairness Hearing or entry of the Judgment.
22.
The Claims Administrator shall receive Claims and determine first, whether the Claim is a valid Claim, in whole or part, and second, each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Claim compared to the total Recognized Claims of all Authorized Claimants (as set forth in the Plan of Allocation set forth in the Settlement Notice attached hereto as Exhibit A-1 or in such other plan of allocation as the Court approves).
23.
The Plan of Allocation proposed in the Settlement Notice is not a necessary term of the Settlement or of this Stipulation and it is not a condition of the Settlement or of this Stipulation that any particular Plan of Allocation be approved by the Court. Lead Plaintiffs and Lead Counsel may not cancel or terminate the Settlement (or this Stipulation) based on this Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any other plan of allocation in this Action. Defendants and Defendants’ Released Parties shall not object in any way to the Plan of Allocation or any other Plan of Allocation in this Action. No Defendant, nor

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Defendants’ Released Parties, shall have any involvement with or liability, obligation or responsibility whatsoever for the application of the Court-approved Plan of Allocation.
24.
Any Class Member who does not submit a valid Claim will not be entitled to receive any distribution from the Net Settlement Fund, but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim, or other proceeding of any kind against the Defendants’ Released Parties with respect to the Released Plaintiffs’ Claims in the event that the Effective Date occurs with respect to the Settlement.
25.
Lead Counsel shall be responsible for supervising the administration of the Settlement and the disbursement of the Net Settlement Fund subject to Court approval. No Defendant, nor Defendants’ Released Parties, shall be permitted to review, contest, or object to any Claim, or any decision of the Claims Administrator or Lead Counsel with respect to accepting or rejecting any Claim for payment. Lead Counsel shall have the right, but not the obligation, to waive what it deems to be formal or technical defects in any Claims submitted in the interests of achieving substantial justice.
26.
For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:
(a)
Each Claimant shall be required to submit a Claim in paper form, substantially in the form attached hereto as Exhibit A-2, or in electronic form, in accordance with the instructions for the submission of such Claims, and supported by such documents as are designated therein, including proof of the Claimant’s loss, or such other documents or proof as the Claims Administrator or Lead Counsel, in their discretion, may deem acceptable;
(b)
All Claims must be submitted by the date set by the Court in the Preliminary Approval Order and specified in the Settlement Notice. Any Class Member who fails to submit a Claim by such date shall be forever barred from receiving any distribution from the Net

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Settlement Fund or payment pursuant to this Stipulation (unless by Order of the Court such Class Member’s Claim is accepted), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Defendants’ Released Parties with respect to any Released Plaintiffs’ Claim. Provided that it is mailed by the claim-submission deadline, a Claim Form shall be deemed to be submitted when postmarked, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Claim Form shall be deemed to have been submitted on the date when actually received by overnight mail, electronic receipt or other documented means by the Claims Administrator;
(c)
Each Claim shall be submitted to and reviewed by the Claims Administrator who shall determine in accordance with this Stipulation and the Plan of Allocation the extent, if any, to which each Claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below as necessary;
(d)
Claims that do not meet the submission requirements may be rejected. Prior to rejecting a Claim in whole or in part, the Claims Administrator shall communicate with the Claimant in writing, to give the Claimant the chance to remedy any curable deficiencies in the Claim submitted. The Claims Administrator shall notify, in a timely fashion and in writing, all Claimants whose Claim the Claims Administrator proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and
(e)
If any Claimant whose Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) calendar days after the date of mailing of the notice required in subparagraph (d) above or a lesser time period if the Claim was

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untimely, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court.
27.
Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided, however, that such investigation and discovery shall be limited to that Claimant’s status as a Class Member and the validity and amount of the Claimant’s Claim. No discovery shall be allowed on the merits of this Action or of the Settlement in connection with the processing of Claims.
28.
Lead Counsel will apply to the Court, on notice to Defendants’ Counsel, for a Class Distribution Order: (a) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted; (b) approving payment of any administration fees and expenses associated with the administration of the Settlement from the Escrow Account; and (c) if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants from the Escrow Account.
29.
Payment pursuant to the Class Distribution Order shall be final and conclusive against all Claimants. All Class Members whose Claims are not approved by the Court for payment shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment if applicable, to be entered in this Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action against any and all Defendants’ Released Parties with respect to any and all of the Released Plaintiffs’ Claims.
30.
No person or entity shall have any claim against Lead Plaintiffs, Lead Counsel, the Claims Administrator, or any other agent designated by Lead Counsel, or Defendants’

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Released Parties and/or their respective counsel, arising from distributions made substantially in accordance with the Stipulation, the Plan of Allocation approved by the Court, or any order of the Court. Lead Plaintiffs and Defendants, and their respective counsel, and all other Releasees shall have no liability whatsoever for the acceptance, holding and/or sale of the Settlement Stock, the investment or distribution of the Settlement Fund (of which the Settlement Stock or its liquidated value is a part) or the Net Settlement Fund, the Plan of Allocation, or the determination, administration, calculation, or payment of any claim or nonperformance of the Claims Administrator, the payment or withholding of taxes (including interest and penalties) owed by the Settlement Fund, or any losses incurred in connection therewith.
31.
All proceedings with respect to the administration, processing, and determination of Claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court. All Class Members, other Claimants, and parties to this Settlement expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations.

TERMS OF THE JUDGMENT

32.
If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Defendants’ Counsel shall request that the Court enter a Judgment, substantially in the form attached hereto as Exhibit B.

CONDITIONS OF SETTLEMENT AND EFFECT OF

DISAPPROVAL, CANCELLATION OR TERMINATION

33.
The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:
(a)
the Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit A attached hereto, as required by ¶2 above;

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(b)
the cash comprising the Settlement Amount has been deposited into the Escrow Account in accordance with the provisions of ¶8 above;
(c)
any Settlement Stock that Geron has elected to provide to fund the balance of the Settlement Amount and/or cash in lieu of the Settlement Stock has been transferred to the Settlement Fund in accordance with the provisions in ¶9 above;
(d)
No unresolved dispute has been declared in writing by Judge Ryu as a result of any mediated issues been the Parties after execution of the Stipulation and prior to entry of the Judgment (see ¶37 below);
(e)
Geron has not exercised its option to terminate the Settlement pursuant to the provisions of this Stipulation;
(f)
Lead Plaintiffs have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation; and
(g)
the Court has approved the Settlement as described herein, following notice to the Class and a Settlement Fairness Hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure, and entered the Judgment and the Judgment has become Final.
34.
Upon the occurrence of all of the events referenced in ¶33 above, any and all remaining interest or right of Defendants or their insurers in or to the Settlement Fund, if any, shall be absolutely and forever extinguished and the Releases herein shall be effective.
35.
If (i) Geron exercises its right to terminate the Settlement as provided in this Stipulation; (ii) Lead Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement; or (iv) the Effective Date as to the Settlement otherwise fails to occur, then:
(a)
The Settlement and the relevant portions of this Stipulation shall be canceled and terminated.
(b)
Lead Plaintiffs and Defendants shall revert to their respective positions in the Action of immediately prior to the execution of the Term Sheet on August 19, 2022, and

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counsel for the Parties will negotiate in good faith a proposed new scheduling order for the Action.
(c)
The terms and provisions of this Stipulation, with the exception of this ¶35 and ¶¶15, 17, 40 and 60, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.
(d)
Within fifteen (15) business days after joint written notification of termination is sent by Defendants’ Counsel and Lead Counsel to the Escrow Agent, the Settlement Fund (including accrued interest thereon, and change in value as a result of the investment of the Settlement Fund, and any funds received by Lead Counsel consistent with ¶17 above), less any Notice and Administration Costs actually incurred, paid, or payable and less any Taxes paid, due, or owing, shall be refunded by the Escrow Agent to each payor of the Settlement Amount (pro rata according to the amount of their respective payments into the Settlement Fund). In the event that the funds received by Lead Counsel consistent with ¶17 above have not been refunded to the Settlement Fund within the fifteen (15) business days specified in this paragraph, those funds shall be refunded by the Escrow Agent to each payor of the Settlement Amount (pro rata according to the amount of their respective payments into the Settlement Fund) immediately upon their deposit into the Escrow Account consistent with ¶17 above.
36.
It is further stipulated and agreed that Geron and Lead Plaintiffs shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties to this Stipulation within thirty (30) calendar days of: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; or (d) the date upon which the Judgment is modified or reversed in any material

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respect by the Court, the United States Court of Appeals for the Ninth Circuit or the United States Supreme Court and the provisions of ¶¶35 & 37 shall apply. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or Litigation Expenses or with respect to any plan of allocation shall not be considered material to the Settlement, shall not affect the finality of any Judgment and shall not be grounds for termination of the Settlement.
37.
Notwithstanding the above provisions on termination, the Parties agree that if the Court declines to grant preliminary or final approval for any reason, that decision will not be an immediate basis for either of the Parties to terminate the Settlement. Under such circumstances, the Parties agree to work in good faith to make appropriate modifications, as may be necessary, to the Settlement documents to resolve any concerns raised by the Court. To the extent any disputes arise between the Parties with respect to such negotiations, the Parties agree to participate in non-binding mediation with respect thereto with Judge Ryu. None of the Parties may cancel or terminate the Settlement prior to such mediation and may only do so to the extent that, upon the conclusion of the mediation, Judge Ryu has declared an impasse with respect to such dispute.
38.
In addition to the grounds set forth in ¶¶36-37 above, Geron shall have the unilateral right to terminate the Settlement in the event that the number of shares held by Class Members timely and validly requesting exclusion from the Class in connection with the Original Class Notice and/or Settlement Notice meet the conditions set forth in the Parties’ confidential supplemental agreement (the “Supplemental Agreement”). The Supplemental Agreement, which is being executed concurrently herewith, shall not be filed with the Court and its terms shall not be disclosed in any other manner (other than the statements herein and, as applicable, in the Settlement Notice, to the extent necessary, or as otherwise provided in the Supplemental Agreement) unless the Court otherwise directs or a dispute arises between Lead Plaintiffs and Geron concerning its interpretation or application, in which event the Parties shall submit the

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Supplemental Agreement to the Court in camera and request that the Court afford it confidential treatment.
39.
In addition to the grounds set forth in ¶¶36-37 above, Lead Plaintiffs shall also have the right to terminate the Settlement in the event that the Settlement Amount has not been paid as provided for in ¶¶7-9 above, but only if (a) Lead Counsel has provided written notice of the election to terminate to Defendants’ Counsel, and (b) the entire Settlement Amount is not transferred to the Escrow Account within seven (7) calendar days after Lead Counsel has provided such written notice.

NO ADMISSION OF GUILT

40.
Neither the Term Sheet, this Stipulation (whether or not consummated), including the exhibits hereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the Term Sheet and this Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith):
(a)
shall be offered against any of the Defendants’ Released Parties as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants’ Released Parties with respect to the truth of any fact alleged by Lead Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants’ Released Parties or in any way referred to for any other reason as against any of the Defendants’ Released Parties, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

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(b)
shall be offered against any of the Plaintiffs’ Released Parties, as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Plaintiffs’ Released Parties that any of their claims are without merit, that any of the Defendants’ Released Parties had meritorious defenses, or that damages recoverable under the Amended Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Released Parties, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or
(c)
shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement. Defendants’ Released Parties may file this Stipulation and/or the Judgment from this Action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

MISCELLANEOUS PROVISIONS

41.
All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.
42.
Defendants warrant that, as to the payments made or to be made on behalf of them, at the time of entering into this Stipulation and at the time of such payment they, or to the

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best of their knowledge any persons or entities contributing to the payment of the Settlement Amount, were not insolvent, nor will the payment required to be made by or on behalf of them render them insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof. This representation is made by each of the Defendants as to itself or himself only and not by their counsel.
43.
In the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of Defendants to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Settlement Fund by others, then, at the election of Lead Plaintiffs, Lead Plaintiffs and Defendants shall jointly move the Court to vacate and set aside the Releases given and the Judgment entered in favor of Defendants and the Releasees pursuant to this Stipulation, in which event the Releases and Judgment shall be null and void, and the Parties shall be restored to their respective positions in the litigation as provided in ¶35 above and any cash amounts in the Settlement Fund (less any Taxes paid, due, or owing with respect to the Settlement Fund and less any Notice and Administration Costs actually incurred, paid, or payable) shall be returned as provided in ¶35 above.
44.
The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Lead Plaintiffs and any other Class Members against the Defendants’ Released Parties with respect to the Released Plaintiffs’ Claims. No Party shall assert any claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the institution, prosecution, defense, or settlement of this Action. The Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, including through a mediation process supervised and conducted by Judge Ryu, and reflect that the Settlement was reached voluntarily after extensive

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negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.
45.
While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Action was commenced or prosecuted in bad faith, nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, Lead Plaintiffs and their counsel and Defendants and their counsel shall not make any accusations of wrongful or actionable conduct by either Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.
46.
The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Lead Plaintiffs and Defendants (or their successors-in-interest).
47.
The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
48.
The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and/and Litigation Expenses to Lead Counsel and enforcing the terms of this Stipulation, including the Plan of Allocation (or such other plan of allocation as may be approved by the Court) and the distribution of the Net Settlement Fund to Class Members.
49.
The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.
50.
This Stipulation and its exhibits and the Supplemental Agreement constitute the entire agreement among Lead Plaintiffs and Defendants concerning the Settlement and this

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Stipulation and its exhibits. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party concerning this Stipulation, its exhibits or the Supplemental Agreement other than those contained and memorialized in such documents.
51.
This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, by a .pdf/.tif image of the signature transmitted via email, or through an electronic signature platform, such as Docusign. All executed counterparts and each of them shall be deemed to be one and the same instrument.
52.
This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Releasees and any corporation, partnership, or other entity into or with which any Party may merge, consolidate, or reorganize.
53.
The construction, interpretation, operation, effect and validity of this Stipulation, the Supplemental Agreement and all documents necessary to effectuate it shall be governed by the internal laws of the State of California without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.
54.
Any action arising under or to enforce this Stipulation or any portion thereof, shall be commenced and maintained only in the Court.
55.
This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.
56.
All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

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57.
Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.
58.
If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Lead Plaintiffs or Lead Counsel:

Jeffrey P. Campisi

Kaplan Fox & Kilsheimer LLP

850 Third Avenue, 14th Floor

New York, NY 10022

Telephone: (212) 687-1980

Facsimile: (212) 687-7714

jcampisi@kaplanfox.com

Laurence D. King

Kaplan Fox & Kilsheimer LLP

1999 Harrison Street, Suite 1560

Oakland, CA 94612

Telephone: (415) 772-4700

Facsimile: (415) 772-4707

lking@kaplanfox.com

If to Defendants:

Jeffrey D. Lombard

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

Telephone: (206) 452-8700

Facsimile: (206) 452-8800

jlombard@cooley.com

Ryan E. Blair

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Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Telephone: (858) 550-6000

Facsimile: (858) 550-6420

rblair@cooley.com

59.
Except as otherwise provided herein, each Party shall bear its own costs.
60.
Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Stipulation confidential.
61.
All agreements made and orders entered during the course of this Action relating to the confidentiality of information shall survive this Settlement.
62.
No opinion or advice concerning the tax consequences of the proposed Settlement to individual Class Members is being given or will be given by the Parties or their counsel; nor is any representation or warranty in this regard made by virtue of this Stipulation. Each Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Class Member.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of September 2, 2022.

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KAPLAN FOX & KILSHEIMER LLP

By:    /s/ Jeff Campisi
 Jeffrey P. Campisi

Laurence D. King (SBN 206423)

Kathleen A. Herkenhoff (SBN 168562)

Blair E. Reed (SBN 316791)

1999 Harrison Street, Suite 1560

Oakland, CA 94612

Telephone: (415) 772-4700

Facsimile: (415) 772-4707

lking@kaplanfox.com

kherkenhoff@kaplanfox.com

breed@kaplanfox.com

KAPLAN FOX & KILSHEIMER LLP

Robert N. Kaplan (admitted pro hac vice)

Jeffrey P. Campisi (admitted pro hac vice)

Jason A. Uris (admitted pro hac vice)

850 Third Avenue, 14th Floor

New York, NY 10022

Telephone: (212) 687-1980

Facsimile: (212) 687-7714

rkaplan@kaplanfox.com

jcampisi@kaplanfox.com

juris@kaplanfox.com

Class Counsel for Lead Plaintiffs and Class Representatives Julia Junge and Richard Junge and the Class

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COOLEY LLP

By:   /s/ Ryan Blair

 Ryan E. Blair

Ryan E. Blair (SBN 246724)

4401 Eastgate Mall

San Diego, CA 92121

Telephone: (858) 550-6000

Facsimile: (858) 550-6420

rblair@cooley.com

COOLEY LLP

Jeffrey D. Lombard

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

Telephone: (206) 452-8796

jlombard@cooley.com

COOLEY LLP

John C. Dwyer (SBN 136533)

Brett H. De Jarnette (SBN 292919)

3175 Hanover Street

Palo Alto, CA 94304

Telephone: (650) 843-5000

Facsimile: (650) 849-7400

dwyerjc@cooley.com

bdejarnette@cooley.com

Counsel for Defendants Geron Corporation and

John A. Scarlett

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Appendix 1

List of Exclusions

1. Kimberly A Bourque
2. Calvin Hackley
3. Thomas J Pizzuto and Thomas J. Pizzuto IRA and Thomas J. Pizzuto Roth IRA
4. Susan Rothstein Schwimmer
5. Wesley Le
6. Arpiben Shah
7. Arthur Groome
8. Richard H Ronan
9. Sam Karhbet
10. Robert W Hutchinson
11. Marco Tiberii
12. Danny Charbonneau
13. Igor Maksymyuk
14. Sudipto Mondal
15. Tammy Davis
16. Ansamma Saju Paul
17. Bruce A Sanders (Retail Acct)
18. Matthew F Sanders (Roth IRA)
19. Donna L Sanders
20. Joseph M Moscoguiri
21. Darryl J Wolff
22. Deborah E Wolff
23. Amanda K Wolff
24. Ashley Hettinger
25. Jacob Cunningham
26. Franklin Hare
27. Edward Bonde
28. Bob Flick
29. Javad Vahidi
30. Howard B Brown
31. Andrew Shatley
32. Hanford Quock
33. Dale Newell
34. Timothy A Fram
35. Gregory D Isaac
36. Iris L Sun
37. David A Griffin
38. Charles D Carter

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39. Sandra L Hoffman
40. Youngwon Hahn
41. Jason Baker
42. Tyler Coleman
43. Shahram Safavi
44. Keith Shuster
45. Alex Amor
46. Demetrios Liaros
47. Robert Stupar
48. William Stupar
49. William Charles Waldrop
50. Janet Lavonne Little
51. Sanders Saint Jour
52. Carol Bratton
53. Steven A Demarest
54. Sherri L Despiegler
55. Daniel Ruihan Qi
56. Matt Finn
57. Preston Jones
58. Alexander Dietl
59. Tony Russo
60. Christopher Szoly
61. Maurice L Bakke and Maurice L. Bakke Single Account and Maurice L. Bakke and Mary Bakke JTWROS
62. Mary Bakke
63. Monty Milne
64. Duan Zhang
65. Alvin Laohapant
66. Michael Hardwick (deceased)
67. Patricia W Hardwick
68. Phillip Tougas
69. Spencer Wu
70. Varghese Xavier
71. Alan Lauver 72. Matthew Stratton
73. Piotr Niedzwiedz 74. Ron Brockway 75. Patricia O’Grady
76. Gary Cornell Woolridge
77. Charles B VonCanon III
78. McKayla Pate
79. Chad Allie
80. George Brodbeck

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81. Carl J Frank

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